As filed with the Securities and Exchange Commission on June 15, 1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    -----------------------------------------
                           FARM FAMILY HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                          14-1789227
     (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                            Identification No.)
                                  344 Route 9W
                            Glenmont, New York 12077
          (Address, including zip code, of principal executive offices)

               FARM FAMILY HOLDINGS, INC. OMNIBUS SECURITIES PLAN
                            (Full title of the plan)

                               Victoria M. Stanton
              Executive Vice President, General Counsel & Secretary
                           Farm Family Holdings, Inc.
                                  344 Route 9W
                               Glenmont, NY 12077
                                 (518) 431-5000
           (Name and address, including zip code and telephone number, including area code, of agent for service)

                                   Copies to:
                                Alexander M. Dye
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                               New York, NY 10019
                                 (212) 424-8000

                         CALCULATION OF REGISTRATION FEE

                                                                        Proposed
                                               Proposed Maximum         Maximum
 Title of Securities       Amount to be       Offering Price Per       Aggregate            Amount of
    to be Registered       Registered(1)           Share             Offering Price      Registration Fee

Common Stock, $.01        500,000 shares          $36.0625(2)         $18,031,250             $5,013
par value per share

Preferred Stock           500,000 rights             ______              ______               ______(3)
Purchase Rights,
$.001 par value


(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also registers such additional indeterminate number of shares as may be issuable or salable by reason of the operation of the anti-dilution provisions of the Farm Family Holdings, Inc. Omnibus Securities Plan, as amended (the "Plan").

(2) Based upon the average of the high and low sale price of the Common Stock, par value $.01 per share (the "Common Stock"), of Farm Family Holdings, Inc. as reported in the consolidated reporting system on June 9, 1999 pursuant to Rule 457(h).

(3) The registration fee for the Preferred Stock Purchase Rights is included in the fee for the Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the following documents that we filed with the Securities and Exchange Commission (SEC File No. 1-11941):

(a)  Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

(b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

(c) Current Reports on Form 8-K dated April 8, 1999, April 20, 1999, April 28, 1999 and Form 8-K/A dated June 14, 1999;

(d) description of our Common Stock, $.01 par value per share, contained in the registration statement on Form 8-A dated July 15, 1996 and any amendment thereto;

(e) description of our Preferred Stock Purchase Rights, $.001 par value, contained in the registration statement on Form 8-A/A dated June 14, 1999 and any amendment thereto; and

(f) all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Fourteenth of our Certificate of Incorporation (the "Certificate") requires indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"). Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Indemnification provided by or granted pursuant to Section 145 is not exclusive of other indemnification that may be granted by a corporation's by-laws, any agreement, any vote of stockholders or disinterested directors or otherwise. Article VIII of our By-Laws provides for indemnification consistent with the requirements of Section 145 of the DGCL.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of directors and officers. Article VIII of our By-Laws permits us to purchase such insurance on behalf of our directors and officers. We maintain directors' and officers' liability insurance which insures against certain liabilities that our officers and directors may incur in such capacities.

Article Thirteenth of our Certificate provides for, to the fullest extent permitted by the DGCL, elimination or limitation of liability of directors to Farm Family Holdings, Inc. or our stockholders for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of a director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any transaction from which the director derives an improper personal benefit.

ITEM 8.      EXHIBITS

Exhibit No.                                        Description of Exhibit
-----------                                        ----------------------

4.1 -- Certificate of Incorporation of Farm Family Holdings, Inc. (previously filed as Exhibit 3.1 to Form S-1, Registration No. 333-4446, filed May 3, 1996 and incorporated herein by reference)

4.2 -- By-Laws of Farm Family Holdings, Inc. (previously filed as Exhibit 3.2 to Form S-1, Registration No. 333-4446, filed May 3, 1996 and incorporated herein by reference)

4.3 -- Certificate of Designations of Junior Participating Cumulative Preferred Stock of Farm Family Holdings, Inc. (filed herewith)

4.4 -- Certificate of Corrections to Certificate of Designations of Junior Participating Cumulative Preferred Stock of Farm Family Holdings, Inc. (filed herewith)

4.5 -- Certificate of Designations of Farm Family Holdings, Inc. Preferred Stock, Series A(filed herewith)

4.6 -- Rights Agreement, dated as of July 29, 1997, between Farm Family Holdings, Inc. and The Bank of New York (previously filed as Exhibit 4.1 to Farm Family Holdings, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 14, 1999 and incorporated herein by reference)

5 -- Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. with respect to the legality of the securities being registered (filed herewith)

23.1 -- Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in the opinion filed herewith as Exhibit 5)

23.2 -- Consent of PricewaterhouseCoopers LLP (filed herewith)

24   -- Power of Attorney (included on signature page)

99 -- Farm Family Holdings, Inc. Omnibus Securities Plan effective as of December 13, 1996, as amended by Amendment No. 1 to the Farm Family Holdings, Inc. Omnibus Securities Plan dated as of February 13, 1997 (filed herewith) and Amendment No. 2 to the Farm Family Holdings, Inc. Omnibus Securities Plan dated as of October 27, 1998 (previously filed as Exhibit
     10.20 to Farm Family Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference)

ITEM 9.      UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
The Registrant.
Pursuant to the requirements of the Securities Act of 1933, as amended, Farm Family Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bethlehem, State of New York, this 15th day of June, 1999.

                                             FARM FAMILY HOLDINGS, INC.
                                                   (Registrant)


                                         By: /s/ Philip P. Weber
                                             ----------------------
                                             Philip P. Weber
                                             President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on April 27, 1999 by the following persons in the capacities indicated. Each person whose signature appears below hereby authorizes Clark W. Hinsdale III, Stephen J. George, Philip P. Weber and Victoria M. Stanton, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

SIGNATURE                                    CAPACITY

/s/ Clark W. Hinsdale III         Chairman of the Board of Directors
-------------------------
Clark W. Hinsdale III


/s/ Stephen J. George             Vice Chairman of the Board of Directors
---------------------
Stephen J. George


/s/ Philip P. Weber               President & Chief Executive Officer
-------------------               (Principal Executive Officer)
Philip P. Weber


/s/ Timothy A. Walsh              Executive Vice President - Finance & Treasurer
--------------------              (Principal Financial and Accounting Officer)
Timothy A. Walsh

/s/ Robert L. Baker                                   Director
-------------------
Robert L. Baker


/s/ Wayne R. Bissonette                               Director
-----------------------
Wayne R. Bissonette


/s/ Randolph C. Blackmer, Jr.                         Director
-----------------------------
Randolph C. Blackmer, Jr.


/s/ Fred G. Butler, Sr.                               Director
-----------------------
Fred G. Butler, Sr.


/s/ Joseph E. Calhoun                                 Director
---------------------
Joseph E. Calhoun


/s/ James V. Crane                                    Director
------------------
James V. Crane


/s/ Sandra A. George                                  Director
--------------------
Sandra A. George


/s/ Gordon H. Gowen                                   Director
-------------------
Gordon H. Gowen


/s/ Jon R. Greenwood                                  Director
--------------------
Jon R. Greenwood


/s/ Arthur D. Keown, Jr.                              Director
------------------------
Arthur D. Keown, Jr.


/s/ W. Bruce Krenning                                 Director
---------------------
W. Bruce Krenning


/s/ John W. Lincoln                                   Director
-------------------
John W. Lincoln

/s/ Wayne A. Mann                                     Director
-----------------
Wayne A. Mann


/s/ Frank W. Matheson                                 Director
---------------------
Frank W. Matheson


/s/ John P. Moskos                                    Director
------------------
John P. Moskos


/s/ Norma R. O'Leary                                  Director
--------------------
Norma R. O'Leary


/s/ John I. Rigolizzo, Jr.                            Director
--------------------------
John I. Rigolizzo, Jr.


/s/ Howard T. Sprow                                   Director
-------------------
Howard T. Sprow


/s/ William M. Stamp, Jr.                             Director
-------------------------
William M. Stamp, Jr.


/s/ Charles A. Wilfong                                Director
----------------------
Charles A. Wilfong


/s/ Tyler P. Young                                    Director
------------------
Tyler P. Young

                                  EXHIBIT INDEX


Exhibit No.                                        Description of Exhibit
-----------                                        ----------------------

4.1 -- Certificate of Incorporation of Farm Family Holdings, Inc. (previously filed as Exhibit 3.1 to Form S-1, Registration No. 333-4446, filed May 3, 1996 and incorporated herein by reference)

4.2 -- By-Laws of Farm Family Holdings, Inc. (previously filed as Exhibit 3.2 to Form S-1, Registration No. 333-4446, filed May 3, 1996 and incorporated herein by reference)

4.3 -- Certificate of Designations of Junior Participating Cumulative Preferred Stock of Farm Family Holdings, Inc. (filed herewith)

4.4 -- Certificate of Corrections to Certificate of Designations of Junior Participating Cumulative Preferred Stock of Farm Family Holdings, Inc. (filed herewith)

4.5 -- Certificate of Designations of Farm Family Holdings, Inc. Preferred Stock, Series A (filed herewith)

4.6 -- Rights Agreement, dated as of July 29, 1997, between Farm Family Holdings, Inc. and The Bank of New York (previously filed as Exhibit 4.1 to Farm Family Holdings, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 14, 1999 and incorporated herein by reference)

5 -- Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. with respect to the legality of the securities being registered (filed herewith)

23.1 -- Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in the opinion filed herewith as Exhibit 5)

23.2 -- Consent of PricewaterhouseCoopers LLP (filed herewith)

24   -- Power of Attorney (included on signature page)

99 -- Farm Family Holdings, Inc. Omnibus Securities Plan effective as of December 13, 1996, as amended by Amendment No. 1 to the Farm Family Holdings, Inc. Omnibus Securities Plan dated as of February 13, 1997 (filed herewith) and Amendment No. 2 to the Farm Family Holdings, Inc. Omnibus Securities Plan dated as of October 27, 1998 (previously filed as Exhibit
     10.20 to Farm Family Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference)

                                                                     Exhibit 4.3

                   Certificate of Designation, Preferences and
            Rights of Junior Participating Cumulative Preferred Stock

                                       of

                           Farm Family Holdings, Inc.


                      (pursuant to Section 151 of the Delaware
                            General Corporation Law)

     Farm Family Holdings, Inc., a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in its Certificate of Incorporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, $1.00 par value, designated as Junior Participating Cumulative Preferred Stock:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Junior Participating Cumulative Preferred Stock, with a par value of $1.00 per share of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions in the Certificate of Incorporation that are applicable to the Preferred Stock of all series as follows:

                  Junior Participating Cumulative Preferred Stock

     Section I. Designation and Amount. The shares of such series shall be designated as Junior Participating Cumulative Preferred Stock, with a par value of $1.00 per share (the "Junior Preferred Shares"), and the number of shares constituting such series shall be 70,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Junior Preferred Shares to a number less than the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Shares.

     Section II. Dividends and Distributions.

     A. Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Junior Preferred Shares with respect to dividends, the holders of Junior Preferred Shares, in preference to the holders of shares of the Company's common stock, $.01 par value per share (the "Common Shares"), and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Junior Preferred Share, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $25.00 per share ($100.00 per annum), and (ii) subject to the provision for adjustment hereinafter set forth, the sum of 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Junior Preferred Shares. In the event the Company shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Junior Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.


     B. The Company shall declare a dividend or distribution on the Junior Preferred Shares as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided, however, that in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25.00 per share ($100.00 per annum) on the Junior Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     C. Dividends shall begin to accrue and be cumulative on outstanding Junior Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Junior Preferred Shares, unless (i) the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or (ii) the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Junior Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the Junior Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Junior Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.


     Section III. Voting Rights.

     The holders of Junior Preferred Shares shall have the following voting rights:

               A. Subject to the provisions for adjustment as hereinafter set forth, each Junior Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on Common Shares payable in Common Shares or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Junior Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

               B. Except as otherwise provided herein, in the Certificate of Incorporation, as from time to time amended, and/or in any other resolutions adopted by the Board of Directors creating a series of preferred stock or any similar stock, or by law, the holders of Junior Preferred Shares and the holders of Common Shares and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

               C. If at any time the Company shall not have declared and paid all accrued and unpaid dividends on the Junior Preferred Shares as provided in Section 2 hereof for four consecutive quarterly dividend payment dates, then, in addition to any voting rights provided for in paragraphs (A) and (B), the holders of the Junior Preferred Shares shall have the exclusive right, voting separately as a class, to elect two directors to the Board of Directors of the Company (such directors, the "Preferred Directors"). The right of the holders of the Junior Preferred Shares to elect the Preferred Directors shall continue until all such accrued and unpaid dividends shall have been paid. At such time, the terms of any of the Preferred Directors shall terminate. At any time when the holders of the Junior Preferred Shares shall have thus become entitled to elect Preferred Directors, a special meeting of the holders of the Junior Preferred Shares shall be called for the purpose of electing such Preferred Directors, to be held within 30 days after the right of the holders of the Junior Preferred Shares to elect such Preferred Directors shall arise, upon notice given in the manner provided by law or the by-laws of the Company for giving notice of a special meeting of shareholders; provided, however, that such a special meeting shall not be called if the annual meeting of shareholders is to convene within such 30-day period. At any such special meeting or at any annual meeting at which the holders of the Junior Preferred Shares shall be entitled to elect Preferred Directors, the holders of a majority of the then outstanding Junior Preferred Shares present in person or by proxy shall be sufficient to constitute a quorum for the election of such directors. The persons elected by the holders of the Junior Preferred Shares at any meeting in accordance with the terms of the preceding sentence shall become directors on the date of such election.


     Section IV. Certain Restrictions.

     A. Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Junior Preferred Shares outstanding shall have been paid in full, the Company shall not:

               1. declare or pay dividends or make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Shares;

               2. declare or pay dividends or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Shares except dividends paid ratably on the Junior Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               3. redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with or junior to the Junior Preferred Shares; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding-up) to the Junior Preferred Shares; or


               4. purchase or otherwise acquire for consideration any Junior Preferred Shares, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     B. The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section IV, purchase or otherwise acquire such shares at such time and in such manner.

     Section V. Reacquired Shares. Any Junior Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other resolution of the Board of Directors creating a series of preferred stock or any similar stock or as otherwise required by law.

     Section VI. Liquidation, Dissolution or Winding-Up. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Shares unless prior thereto, the holders of Junior Preferred Shares shall have received the greater of (i)$100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Shares, except distributions made ratably on the Junior Preferred Shares and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up. In the event the Company shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Junior Preferred Shares are entitled immediately prior to such event under the provisions in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.


     Section VII. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case each Junior Preferred Share shall at the same time be similarly exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Junior Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Section VIII. No Redemption. The Junior Preferred Shares shall not be redeemable.

     Section IX. Rank. Unless otherwise provided in the Certificate of Incorporation, as it may be from time to time amended, or in resolutions by the Board of Directors relating to a subsequent series of preferred stock of the Company, the Junior Preferred Shares shall rank junior to all other series of the Company's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up, and senior to the Common Shares.


     Section X. Amendment. The Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Junior Preferred Shares, voting together as a single series.

     Section XI. Fractional Shares. Junior Preferred Shares shall not be issued in fractions of a share.


     RESOLVED, that the proper officers of the company be, and each of them hereby is, authorized to execute a Certificate of Designation with respect to the Junior Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware and to take all appropriate action to cause such Certificate to become effective, including, but not limited to, the filing and recording of such Certificate with and/or by the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, I have executed and subscribed to this Certificate and to affirm the foregoing as true under penalty of perjury this 29th day of July, 1997.

                                      /s/ Philip P. Weber
                                      -----------------------------------
                                      Name: Philip P. Weber
                                      Title: President & C.E.O.

                                                                     Exhibit 4.4

              CERTIFICATE OF CORRECTION FILED TO CORRECT A CERTAIN
            ERROR IN THE CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK OF FARM FAMILY HOLDINGS, INC. FILED IN THE OFFICE OF THE
                SECRETARY OF STATE OF DELAWARE ON AUGUST 4, 1997


         Farm Family Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1. The name of the corporation is Farm Family Holdings, Inc.

     2. That a Certificate of Designation, Preferences and Rights of Junior Participating Cumulative Preferred Stock was filed by the Secretary of State of Delaware on August 4, 1997 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows: To correctly state the par value of the above-referenced series of Preferred Stock as $.01 per share.

     4. The introductory paragraphs and Section I of the Certificate are corrected to read in their entirety as follows:

     Farm Family Holdings, Inc., a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in its Certificate of Incorporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, $.01 par value, designated as Junior Participating Cumulative Preferred Stock:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Junior Participating Cumulative Preferred Stock, with a par value of $.01 per share of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions in the Certificate of Incorporation that are applicable to the Preferred Stock of all series as follows:

               Junior Participating Cumulative Preferred Stock

     Section I. Designation and Amount. The shares of such series shall be designated as Junior Participating Cumulative Preferred Stock, with a par value of $.01 per share (the "Junior Preferred Shares"), and the number of shares constituting such series shall be 70,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Junior Preferred Shares to a number less than the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Shares.


     IN WITNESS WHEREOF, said Farm Family Holdings, Inc. has caused this Certificate to be signed by Philip P. Weber its President & C.E.O., this 20th day of April, 1998.

                                              FARM FAMILY HOLDINGS, INC.

                                              /s/ Philip P. Weber
                                              ------------------------------
                                              Name: Philip P. Weber
                                              Title: President & C.E.O.

                                                                     Exhibit 4.5

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RELATIVE, PARTICIPATING, OPTIONAL
                      AND OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                           FARM FAMILY HOLDINGS, INC.

                            PREFERRED STOCK, SERIES A
                            -------------------------




                             Pursuant to Section 151
             of the General Corporation Law of the State of Delaware
             -------------------------------------------------------





     The following resolution has been duly adopted by the Board of Directors (such Board, including any committee thereof duly authorized to act on behalf of such Board, herein referred to as the "Board") of Farm Family Holdings, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, which resolution remains in full force and effect as of the date hereof:

     WHEREAS the Board is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to fix by resolution or resolutions the voting rights, if any, of each series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and the designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof; and

     WHEREAS it is the desire of the Board, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

     NOW, THEREFORE, BE IT

     RESOLVED that there is hereby authorized and created a series of Preferred Stock on the terms and with the provisions (in addition to those set forth in the Certificate of Incorporation of the Corporation that are applicable to all Preferred Stock) as follows:

     SECTION 1. Designation, Number of Shares and Stated Value. The series of Preferred Stock shall be designated the "Preferred Stock, Series A" (the "Series A Preferred Stock"). The number of authorized shares of Series A Preferred Stock shall be 163,214. The number of shares of Series A Preferred Stock may be decreased (but not below the number of shares of Series A Preferred Stock at the time outstanding), in the manner specified in the General Corporation Law of the State of Delaware, by an amendment of this Section 1 approved by the Board, but may not be increased or otherwise decreased without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock. The stated value of each share of Series A Preferred Stock ("Stated Value") shall be $35.71875.

     SECTION 2. Rank. The Series A Preferred Stock shall, as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation and any other capital stock of the Corporation (other than any class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank senior or on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Series A Preferred Stock) (such securities, other than those described in the immediately preceding parenthetical clause, collectively referred to herein as the "Junior Securities") and (ii) on a parity with any class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Series A Preferred Stock (the "Parity Securities").

     SECTION 3. Dividends. (a) The holders of outstanding shares of Series A Preferred Stock, in preference to the holders of outstanding shares of any Junior Securities, shall be entitled to receive, when, as and if declared by the Board, out of funds of the Corporation legally available for the payment of dividends, a cumulative quarterly cash dividend per share in an amount for each Dividend Period (as defined below) calculated by multiplying the Stated Value by the Dividend Rate (as defined below) for such Dividend Period. "Dividend Rate" means, for a Dividend Period, the product of (i) 6 1/8%, multiplied by (ii) a fraction, the numerator of which is the number of days in such Dividend Period and the denominator of which is 360. Quarterly dividends shall be payable on each January 15, April 15, July 15 and October 15 (each a "Dividend Payment Date"), commencing on the first Dividend Payment Date occurring on or after the Closing Date (as defined in Section 7) (the "Initial Dividend Payment Date"). Each such quarterly dividend shall be cumulative and shall accumulate, whether or not earned or declared and whether or not there are funds of the Corporation legally available for payment of dividends, for the period (each, a "Dividend Period") commencing on and including the most recent Dividend Payment Date to which dividends have been paid or accumulated to but excluding the next succeeding Dividend Payment Date, except that (x) the Dividend Period terminating on the Initial Dividend Payment Date (the "Initial Dividend Period") shall commence on and include the Closing Date and (y) with respect to shares of Series A Preferred Stock which are redeemed pursuant to Section 4(a) or Section 4(b) or redeemed upon a Liquidation Transaction (as defined in Section 5), as the case may be, the final Dividend Period shall terminate on the applicable redemption date or distribution date, as the case may be. Dividends shall be payable, net of any amounts required to be withheld for or with respect to taxes, to holders of record as they appear on the stock books of the Corporation at the close of business on such record dates, not more than 60 days nor less than 10 days prior to the respective Dividend Payment Date, as shall be fixed by the Board. If any Dividend Payment Date is not a business day, the quarterly dividend to be paid on such Dividend Payment Date shall be paid on the next following business day. A "business day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed. Payments of quarterly dividends shall be made in coin or currency of the United States that as of the date of payment shall be legal tender for payment of public and private debts by mailing a check to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the stock books of the Corporation.


     (b) All dividends paid with respect to shares of Series A Preferred Stock shall be paid pro rata to the holders entitled thereto.

     (c) When dividends are not paid in full upon the Series A Preferred Stock, any dividends declared or paid upon shares of Series A Preferred Stock and any Parity Securities shall be declared or paid, as the case may be, pro rata so that the amounts of dividends declared or paid, as the case may be, per share on the Series A Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock or any Parity Securities which may be in arrears.

     (d) Unless full cumulative dividends have been or contemporaneously are declared by the Board and paid or declared and a sum set apart sufficient for such payment by the Corporation on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of dividends on any Junior Securities or Parity Securities, as the case may be, no dividends shall be declared or paid or sum set apart for such payment or any other distribution made on or with respect to such Junior Securities or Parity Securities, as the case may be, for any period, except (i) in the case of Junior Securities, other than dividends payable or distributions made in shares of Junior Securities, and
(ii) in the case of Parity Securities, pro rata so that the amounts of dividends declared, paid or set apart or other distributions made per share on the Series A Preferred Stock and such other Parity Securities bear in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other.


     (e) Unless full cumulative dividends have been or contemporaneously are declared by the Board and paid or declared and a sum set apart sufficient for such payment by the Corporation on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of any event described in clause (i) or (ii) of this Section 3(e), the Corporation shall not, and shall not permit its Subsidiaries (as defined in Section 7) to, (i) redeem, purchase, retire or otherwise acquire for any consideration any shares of Series A Preferred Stock, unless (x) all shares of Series A Preferred Stock outstanding shall be redeemed, repurchased, retired or otherwise acquired or (y) the shares of Series A Preferred Stock are redeemed, purchased, retired or otherwise acquired pro rata from among the holders of the shares then outstanding or (ii) redeem, purchase, retire or otherwise acquire for any consideration, or make any payment on account of a sinking fund or other similar fund for redemption, purchase, retirement or acquisition of, any Junior Securities or any Parity Securities, or any warrant, right or option to purchase any thereof, or make any distribution in respect thereof, directly or indirectly, whether in cash, obligations or securities of the Corporation or other property, except, (x) in the case of Junior Securities, other than redemptions, purchases, retirements, acquisitions or distributions made in shares of Junior Securities, and (y) in the case of Parity Securities, pro rata so that the amounts redeemed, purchased, retired or otherwise acquired or paid or distributed in respect thereof, as the case may be, per share on the Series A Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends and required redemption payments per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other.

     SECTION 4. Redemption. (a) On and after the tenth anniversary of the date of issuance of each share of Series A Preferred Stock then outstanding, such share shall be subject to redemption, at the option of the Corporation, at any time in whole or from time to time in part, at a redemption price per share equal to the Stated Value, together with accumulated and unpaid dividends thereon to the redemption date, without interest. In lieu of a cash payment of the amounts due upon such redemption, the Corporation may issue shares of Common Stock to the holders of shares of Series A Preferred Stock in full payment of all such amounts, by giving written notice (in the manner described in Section 4(d)) to such holders. If such notice is so given, the Corporation shall issue and deliver or cause to be delivered to each holder of shares of Series A Preferred Stock out of its authorized but unissued Common Stock or Common Stock held in treasury that number of shares of Common Stock determined by dividing the aggregate Stated Value of all shares of Series A Preferred Stock to be redeemed that are owned by such holder as shown on the stock books of the Corporation, together with accumulated and unpaid dividends thereon to the redemption date, by the Current Market Price (as defined in Section 7) as of the redemption date. The Corporation shall, in lieu of issuing any fractional shares of Common Stock to any holder, pay to such holder cash in an amount equal to that fraction of the Current Market Price as of the redemption date. If less than all shares of Series A Preferred Stock then outstanding are to be redeemed, the shares of Series A Preferred Stock will be redeemed pro rata from among the holders of shares of Series A Preferred Stock then outstanding.


     (b) On the date following the twentieth anniversary of the date of issuance of each share of Series A Preferred Stock then outstanding, the Corporation shall redeem such share of Series A Preferred Stock, in each case at a redemption price per share equal to the Stated Value, together with accumulated and unpaid dividends thereon to the redemption date, without interest. If the date that is one day after the twentieth anniversary of the issuance of the Series A Preferred Stock is not a business day (as defined in Section 3(a) hereof), the Series A Preferred Stock shall be redeemed by the Corporation on the next following business day. In lieu of a cash payment of the amounts due upon such mandatory redemption, the Corporation may issue shares of Common Stock to the holders of shares of Series A Preferred Stock in full payment of all such amounts, by giving written notice (in the manner described in Section 4(d)) to such holders. If such notice is so given, the Corporation shall issue and deliver or cause to be delivered to each holder of shares of Series A Preferred Stock out of its authorized but unissued Common Stock or Common Stock held in treasury that number of shares of Common Stock determined by dividing the aggregate Stated Value of all shares of Series A Preferred Stock to be redeemed that are owned by such holder as shown on the stock books of the Corporation, together with accumulated and unpaid dividends thereon to the redemption date, by the Current Market Price as of the redemption date. The Corporation shall, in lieu of issuing any fractional shares of Common Stock to any holder, pay to such holder cash in an amount equal to that fraction of the Current Market Price as of the redemption date.

     (c) All shares of Common Stock issued and delivered pursuant to Section 4(a) or Section 4(b) will upon issuance by the Corporation and delivery be duly and validly issued, fully paid and nonassessable and free from all documentary, stamp, transfer or other transactional taxes and all liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.


     (d) Notice of any redemption pursuant to Section 4(a) or Section 4(b) will be given to the holders of shares of Series A Preferred Stock not less than 10 nor more than 30 days prior to the date fixed for redemption or the mandatory redemption date, as the case may be. Notice of redemption will be given by first class mail to such holders' respective addresses as shown on the stock books of the Corporation and will specify (i) the date fixed for redemption or the mandatory redemption date, as the case may be, and (ii) the applicable redemption price. In the case of a partial redemption pursuant to Section 4(a), such notice shall also specify the number of shares of Series A Preferred Stock to be redeemed from each holder and the aggregate number of shares of Series A Preferred Stock which will be outstanding after such redemption.

     (e) If funds for the redemption of any or all shares of Series A Preferred Stock shall have been irrevocably set apart for redemption on the redemption date, such shares of Series A Preferred Stock shall from and after the redemption date cease to accumulate dividends and the only right of the holders of such shares shall be to receive payment of the redemption price and all accumulated and unpaid dividends on such shares to the date of redemption.

     (f) If the Corporation shall fail at any time to discharge its obligation to redeem shares of Series A Preferred Stock pursuant to paragraph (4)(b) (a "Mandatory Redemption Obligation"), such Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and for so long as such Mandatory Redemption Obligation shall not have been fully discharged, the Corporation shall not (i) declare, pay or set apart for payment dividends or make any other distribution on or with respect to any Parity Securities, except that dividends may be declared, paid or set apart for payment or other distributions made upon shares of Series A Preferred Stock and any Parity Securities pro rata so that the amounts of dividends declared, paid or set apart or other distributions made per share on the Series A Preferred Stock and such other Parity Securities bear to each other the same ratio that accumulated and unpaid dividends and required redemption payments, if any, per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other; (ii) declare, pay or set apart for payment dividends or make any other distribution on or with respect to any Junior Securities, other than dividends paid or distributions made in shares of Junior Securities; or (iii) redeem, purchase, retire or otherwise acquire for any consideration, or make any payment on account of a sinking fund or other similar fund for redemption, purchase, retirement or acquisition of, any Junior Securities or any Parity Securities, or any warrant, right or option to purchase any thereof, or make any distribution in respect thereof, directly or indirectly, whether in cash, obligations or securities of the Corporation or other property, except, (x) in the case of Junior Securities, other than redemptions, purchases, retirements, acquisitions or distributions made in shares of Junior Securities and (y) in the case of Parity Securities, pro rata so that the amounts redeemed, purchased, retired or otherwise acquired or paid or distributed in respect thereof, as the case may be, per share on the Series A Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends and required redemption payments per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other.


     (g) Any cash payment to a holder of shares of Series A Preferred Stock on any redemption date shall be made in coin or currency of the United States that as of the date of payment shall be legal tender for payment of public and private debts by mailing a check to such holder at the address of such holder as shown on the stock books of the Corporation.

     SECTION 5. Liquidation. The shares of Series A Preferred Stock shall rank prior to the shares of Junior Securities upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Transaction"), so that in the event of any Liquidation Transaction, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive out of the assets or surplus funds of the Corporation available for distribution to its stockholders, or proceeds thereof, whether from capital, surplus or earnings, before any distribution is made to holders of any Junior Securities, a liquidation preference in an amount per share of Series A Preferred Stock equal to the Stated Value, plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Series A Preferred Stock to the date of final distribution. If, upon any Liquidation Transaction, the assets or surplus funds of the Corporation, or proceeds thereof, whether from capital, surplus or earnings, distributable among the holders of shares of Series A Preferred Stock and any Parity Securities then outstanding are insufficient to pay in full the preferential liquidation payments due to such holders, such assets or proceeds shall be distributable among such holders ratably in accordance with the amounts that would be payable on such shares of Series A Preferred Stock and Parity Securities if all amounts payable thereon were payable in full. In the event of a Liquidation Transaction, the Corporation shall give written notice to the holders of shares of Series A Preferred Stock, by first class mail to such holders' respective addresses as shown on the stock books of the Corporation. Neither the consolidation, merger or other business combination of the Corporation with or into any other person or persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation Transaction.


     SECTION 6. Voting Rights. (a) The holders of shares of Series A Preferred Stock shall not be entitled to any voting rights except as provided in this
Section 6, the Certificate of Incorporation of the Corporation or as otherwise required by law.

     (b) Each share of Series A Preferred Stock shall be entitled to vote on all matters required or permitted to be voted upon by the stockholders of the Corporation, not voting separately as a class but together with all other stockholders, each such share carrying one vote.

     (c) For purposes of any vote or consent under this Section 6 by the holders of shares of the Series A Preferred Stock, any shares of Series A Preferred Stock owned by the Corporation or by any of its Subsidiaries shall be deemed not to be outstanding (unless otherwise provided by the General Corporation Law of the State of Delaware).

     SECTION 7. Definitions. For purposes of this Certificate:

               (a) "Closing Date" means the date of the closing of the Option Purchase Agreement (as defined below);

               (b) "Closing Price" means, for any Trading Day (as defined below), the last reported sales price, regular way, per share of Common Stock or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, per share of Common Stock, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not then listed or admitted to trading on any national securities exchange, as quoted through the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted through such National Market System, the average of the closing bid and asked prices per share of Common Stock in the over-the-counter market as furnished by any New York Stock Exchange member firm that makes a market in the Common Stock selected from time to time by the Corporation for that purpose with the consent of the Required Holders (as defined below);


               (c) "Current Market Price" means, as of any date, the average of the Closing Prices for the 30 consecutive Trading Days ending on the Trading Day prior to such date;

               (d) "Option Purchase Agreement" means the Amended and Restated Option Purchase Agreement, dated as of February 26, 1998, as amended by Amendment No. 1, dated as of April 28, 1998, and Amendment No. 2, dated as of January 14, 1999, among the Corporation and the stockholders of Farm Family Life Insurance Company, as amended from time to time;

               (e) "Required Holders" means, at any date, the holders of at least two-thirds of the aggregate Stated Value of the shares of Series A Preferred Stock then outstanding disregarding the aggregate Stated Value of any of such shares owned by the Corporation or by any of its Subsidiaries;

               (f) "Subsidiary" has the meaning ascribed to such term in the Option Purchase Agreement; and

               (g) "Trading Day" means any day the New York Stock Exchange is open for regular trading.

     IN WITNESS WHEREOF, Farm Family Holdings, Inc. has caused this Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of its Preferred Stock, Series A, to be duly executed by its President & Chief Executive Officer and attested to by its Secretary and has caused its corporate seal to be affixed hereto, as of this 6th day of April, 1999.

                                       /s/ Philip P. Weber
                                      -----------------------------------------
                                      Name:  Philip P. Weber
                                      Title: President & Chief Executive Officer

Corporate Seal

ATTEST:

/s/ Victoria M. Stanton
--------------------------
Name:  Victoria M. Stanton
Title: Secretary

                                                                       Exhibit 5
                        LEBOEUF, LAMB, GREENE, & MACRAE
                                     L.L.P.
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


                              125 WEST 55th STREET
                            NEW YORK, NY 10019-5389


                                                              June 14, 1999

Farm Family Holdings, Inc.
344 Route 9W
Glenmont, NY    12077

Ladies and Gentlemen:

     We are acting as counsel for Farm Family Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of the Company's registration statement on Form S-8 (the "Registration Statement") relating to the issuance of up to 500,000 shares of the Company's common stock, par value $.01 per share (the "Stock"), and the preferred stock purchase rights, $.001 par value, attached thereto (the "Rights"), under the Company's Omnibus Securities Plan, as amended (the "Plan").

     In connection with this opinion, we have examined (i) the Registration Statement, (ii) the Rights Agreement, dated as of July 29, 1997, between the Company and The Bank of New York, as Rights Agent (the "Rights Agreement"), pursuant to which the Rights were created, (iii) resolutions of the Board of Directors of the Company, dated December 13, 1996, authorizing the issuance of the Stock and such other instruments, certificates, records and documents as we have deemed necessary or appropriate for the purposes hereof. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, Rights Agreement, resolutions, instruments, certificates, records and documents.

Farm Family Holdings, Inc.
June 14, 1999
Page Two

     Based upon the foregoing, and subject to the qualifications and limitations herein expressed, we are of the opinion that upon issuance and delivery in the manner and for the consideration contemplated by the Plan, the Stock will be validly issued, fully paid and non-assessable and the Rights will be validly issued.

     We express no opinion with respect to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States. We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                     Very truly yours,

                                    /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                                                                    Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Farm Family Holdings, Inc., which is incorporated by reference in Farm Family Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 10, 1999, relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

Albany, New York
June 11, 1999

                                                                      EXHIBIT 99

                           FARM FAMILY HOLDINGS, INC.
                             OMNIBUS SECURITIES PLAN

         (As amended by Amendment No. 1, dated as of February 13, 1997)


                                    ARTICLE I
                                     Purpose

The purpose of this FARM FAMILY HOLDINGS, INC. OMNIBUS SECURITIES PLAN (the "Plan") is to benefit the stockholders of FARM FAMILY HOLDINGS, INC., a Delaware corporation (the "Company"), by assisting the Company to attract, retain and incentivize key management employees of the Company and its Affiliates, and to align the interests of such employees with those of the Company's stockholders. Accordingly, the Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee as provided herein.

                                   ARTICLE II
                                   Definitions

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

"Affiliate" means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

"Award" means, individually or collectively, any Option, Stock Appreciation Right or Restricted Stock Award.

"Award Agreement" means a written agreement between the Company and the Holder with respect to any Award.

"Board" means the Board of Directors of the Company.

A "Change of Control" of the Company shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, whether or not the Company is subject to the Exchange Act at such time; provided, however, that without limiting the generality of the foregoing, a Change in Control will in any event be deemed to occur if and when:

(a) any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, "Person"), other than the Company or a subsidiary or employee benefit plan of the Company or subsidiary, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities;

(b) stockholders approve a merger, consolidation or other business combination (a "Business Combination") other than a Business Combination in which holders of common stock of the Company immediately prior to the Business Combination have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Combination as immediately before;

(c) stockholders approve either (i) an agreement for the sale or disposition of all or substantially all of the Company's assets to any entity that is not a subsidiary of the Company, or (ii) a plan of complete liquidation; or

(d) the persons who were members of the Board immediately before a tender offer by any Person other than the Company or a subsidiary, or before a merger, consolidation or contested election, or before any combination of such transactions, cease to constitute a majority of the Board as a result of such transaction or transactions.

"Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

"Committee" means not less than three (3) members of the Board who are selected by the Board as provided in Section 4.1.

"Common Stock" means the Common Stock, par value $.01 per share, of the Company.

"Company" means Farm Family Holdings, Inc., a Delaware corporation, and any successor thereto.

"Effective Date" means December 13, 1996.

"Employee" means any person employed by the Company or an Affiliate.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any specified date, the mean of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over-the-counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

"Holder" means an Employee who has been granted an Award.

"Incentive Stock Option" means an Option which is an "incentive stock option" within the meaning of Section 422 of the Code.

"Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

"Option" means an Award granted under Article VII of the Plan of an option to purchase shares of Common Stock and includes both Incentive Stock Options and Non-Qualified Stock Options.

"Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

"Plan" means this Farm Family Holdings, Inc. Omnibus Securities Plan, as amended from time to time.

"Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

"Restricted Stock Award" means an Award granted under Article IX of the Plan.

"Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

"Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is exercised over the Fair Market Value of a share of Common Stock on the date on which such Stock Appreciation Right was granted.

"Stock Appreciation Right" means an Award granted under Article VIII of the Plan.

"Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

"Total and Permanent Disability" means the inability of an individual to provide meaningful service for the Company due to a medically determinable physical or mental impairment, which service is reasonably consistent with the individual's past service for the Company, training and experience. Such determination of total and permanent disability shall be made by the Committee. Notwithstanding the foregoing, if an individual qualifies for Federal Social Security disability benefits or for payments under a long-term disability income plan of the Company or the Affiliate which employs such individual, based upon his physical or mental condition, such individual shall be deemed to suffer from a Total and Permanent Disability hereunder.

                                   ARTICLE III
                             Effective Date of Plan

The Plan shall be effective as of December 13, 1996, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date and on or prior to the date of the first annual meeting of stockholders of the Company held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-3.

                                   ARTICLE IV
                                 Administration

Section 4.1 Composition of Committee. The Plan shall be administered by the Committee, which shall be (i) appointed by the Board; (ii) constituted so as to permit the Plan to comply with Rule 16b-3; and (iii) constituted solely of "outside directors" within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.

Section 4.2 Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to determine which individuals shall receive an Award, the time or times when such Award shall be made, what type of Award shall be granted and the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the Company's (or the Affiliate's) success and such other factors as the Committee in its discretion shall deem relevant.

Section 4.3 Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

Section 4.4 Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

                                    ARTICLE V
                  Stock Subject to Plan and Limitations Thereon

Section 5.1 Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XII, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed Five Hundred Thousand (500,000) shares. Shares shall be deemed to have been issued under the Plan solely (i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award granted under Article VII, VIII or IX is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the aggregate number of shares of Common Stock that may be subject to Awards of Restricted Stock under Article IX is One Hundred Thousand (100,000) (subject to adjustment as provided in Article X). Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards of Options and Stock Appreciation Rights under Article VII or VIII granted to any one individual during any calendar year is: One Hundred Thousand (100,000) for 1996 and One Hundred Thousand (100,000) per year, on a cumulative basis, for all years after 1996, (subject to adjustment in the same manner as provided in Article X with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with the exercise of Options and Stock Appreciation Rights to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options or Stock Appreciation Rights that are canceled or repriced.

Section 5.2 Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                   ARTICLE VI
                Eligibility for Awards; Termination of Employment

Section 6.1 Eligibility. Awards made under the Plan may be granted solely to persons who, at the time of grant, are Employees. An Award may be granted on more than one occasion to the same Employee, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award or any combination thereof.

Section 6.2 Termination of Employment. Except to the extent inconsistent with the terms of the applicable Award Agreement, the following terms and conditions shall apply with respect to the termination of a Holder's employment with the Company or an Affiliate, as applicable, for any reason, including, without limitation, retirement upon or after attaining age fifty-five (55), Total and Permanent Disability or death:

(a) The Holder's rights, if any, to exercise any then exercisable Non-Qualified Stock Options and/or Stock Appreciation Rights (other than Stock Appreciation Rights granted in connection with Incentive Stock Options), shall terminate:

               (1) If such termination is for a reason other than the Holder's retirement upon or after attaining age fifty-five (55), Total and Permanent Disability or death, one (1) year after the date of such termination of employment;

               (2) If such termination is on account of the Holder's retirement upon or after attaining age fifty-five (55) or on account of the Holder's Total and Permanent Disability, one (1) year after the date of such termination of employment; or

               (3) If such termination is on account of the Holder's death, one
          (1) year after the date of the Holder's death.

Upon such applicable date the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options or Stock Appreciation Rights.

(b) The Holder's rights, if any, to exercise any then exercisable Incentive Stock Options and/or Stock Appreciation Rights granted in connection with Incentive Stock Options, shall terminate:

               (1) If such termination is for a reason other than the Holder's retirement upon or after attaining age fifty-five (55), Total and Permanent Disability or death, not more than thirty (30) days after the date of such termination of employment;

               (2) If such termination is on account of the Holder's retirement upon or after attaining age fifty-five (55) or on account of the Holder's Total and Permanent Disability, three (3) months after the date of such termination of employment; or

               (3) If such termination is on account of the Holder's death, one
          (1) year after the date of the Holder's death.

Upon such applicable date the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Incentive Stock Options or Stock Appreciation Rights.

(c) If a Holder's employment with the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Stock, such Restricted Stock shall immediately be cancelled, and the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of employment, that all or a portion of any such Holder's Restricted Stock shall not be so cancelled and forfeited.

                                   ARTICLE VII
                                     Options

Section 7.1 Option Period. The term of each Option shall be as specified in the Option Agreement.

Section 7.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

Section 7.3 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), such Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

Section 7.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such Option price. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Section 6.2, specify the effect of termination of employment on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Options, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment upon a Change of Control resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

Section 7.5 Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such Option price (i) in the case of an Option that is an Incentive Stock Option, shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and (ii) in the case of an Option that is a Non-Qualified Stock Option, shall not be less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date such Option is granted and (iii) shall be subject to adjustment as provided in
Article X. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

Section 7.6 Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

Section 7.7 Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate.

                                  ARTICLE VIII
                            Stock Appreciation Rights

Section 8.1 Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Award Agreement will provide that the exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee including all applicable matters set forth with specificity in Section 7.4 with respect to Option Agreements. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, in shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock. Each Stock Appreciation Rights Agreement shall, solely to the extent inconsistent with the provisions of Section 6.2, specify the effect of termination of employment on the exercisability of the Stock Appreciation Rights.

Section 8.2 Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

Section 8.3 Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

                                   ARTICLE IX
                             Restricted Stock Awards

Section 9.1 Restriction Period to be Established by Committee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee, provided however, that all shares underlying Awards of Restricted Stock shall vest either (i) in full at the expiration of a period of not less than three (3) years from the date of grant of such Award, or (ii) proportionately in equal installments over a period of not less than three (3) years from the date of grant of such Award. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 9.2 or Article X.

Section 9.2 Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. If provided for by the Award Agreement, the Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period,
(iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of termination of employment prior to expiration of the Restriction Period, solely to the extent inconsistent with the provisions of Section 6.2. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Section 6.2, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Restricted Stock Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements, prohibiting an election by the Holder under Section 83(b) of the Code and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Restricted Stock Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

Section 9.3 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

Section 9.4 Agreements. At the time any Award is made under this Article IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

                                    ARTICLE X
                       Recapitalization or Reorganization

Section 10.1 Adjustments to Common Stock. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

Section 10.2 Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

Section 10.3 Change of Control. In the event of the occurrence of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. The Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock, over (ii) the exercise price per share, if applicable, of one share of Common Stock. If the consideration offered to stockholders of the Company in any transaction described in this Section 10.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the non-cash consideration offered. The provisions contained in this Section 10.3 shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following the occurrence of a Change of Control.

Section 10.4 Other Events. In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article X, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards. In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, the determination of which shall be conclusive.

Section 10.5 Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company's capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

Section 10.6 Required Stockholder Action. Any adjustment provided for in Sections 10.1, 10.2, 10.3 and 10.4 above shall be subject to any required stockholder action.

Section 10.7 No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                                   ARTICLE XI
                        Amendment and Termination of Plan

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that no change in any Award theretofore granted may be made which would impair the rights of a Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder), and, provided, further, that the Board may not, without approval of the stockholders, amend the
Plan:

(a) to increase the maximum number of shares which may be issued upon exercise or surrender of an Award, except as provided in Article X;

(b)  to change the Option price;

(c) to change the class of individuals eligible to receive Awards or materially increase the benefits accruing to Employees under the Plan;

(d) to modify materially the requirements as to eligibility for participation in the Plan; or

(e) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

                                   ARTICLE XII
                                  Miscellaneous

Section 12.1 No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee any right to be granted an Option, a right to a Stock Appreciation Right and/or a Restricted Stock Award except as may be evidenced by an Award or by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

Section 12.2 No Employment Rights Conferred. Nothing contained in the Plan shall
(i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, or (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of an Employee at any time.

Section 12.3 Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

Section 12.4 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

Section 12.5 Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) by gift to any member of the Holder's immediate family or to a trust for the benefit of such immediate family member, if permitted under the applicable Award Agreement. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder's guardian or legal representative unless it has been transferred by gift to a member of the Holder's immediately family or to a trust for the benefit of such immediate family member, in which case it shall be exercisable solely by such transferee. For purposes of this provision, a Holder's "immediate family" shall mean the Holder's spouse, children and grandchildren. Notwithstanding any such transfer, the Holder will continue to be subject to the withholding requirements provided for under Section 12.3 hereof.

Section 12.6 Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to Rule 16b-3.

Section 12.7 Section 162(m). It is intended that the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder with an exercise price not less than the Fair Market Value of a share of Common Stock on the date of grant shall constitute "performance-based" compensation within the meaning of Section 162(m). If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided, however, that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

Section 12.8 Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee's salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received.

Section 12.9 Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. Neither the Company nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

Section 12.10 Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of New York.

Section 12.11 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

Section 12.12 No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

Section 12.13 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.




                                               Adopted by the Board of Directors
                                               on December 13, 1996, amended
                                               by Amendment No. 1, dated as of
                                               February 13, 1997